Exhibit 10.10
Execution Version

AMENDMENT NO. 1

THIS AMENDMENT NO. 1, dated as of August 18, 2021 (this “Amendment”), is entered into by and among TGP Holdings III LLC, a Delaware limited liability company (the “Lead Borrower”), Traeger Pellet Grills Holdings LLC, a Delaware limited liability company (the “Revolving Loan Co-Borrower” and, together with the Lead Borrower, the “Borrowers”, and each a “Borrower”), TGPX Holdings II LLC, a Delaware limited liability company (“Holdings”), the Subsidiary Guarantors party hereto, the Lenders party hereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrowers, Holdings, the several Lenders from time to time party thereto and the Administrative Agent have entered into that certain First Lien Credit Agreement, dated as of June 29, 2021 (the “Existing Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”);

WHEREAS, the Borrowers have requested an amendment to the Existing Credit Agreement pursuant to which the delivery requirement relating to the quarterly financial statements for the fiscal quarter ended June 30, 2021 be extended by thirty days; and

WHEREAS, the Lenders party hereto (constituting the Required Lenders) have consented to this Amendment and to the amendments to the Existing Credit Agreement described in Section 2 below.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.Defined Terms; Interpretation; Etc.

Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement. The rules of construction specified in Sections 1.02 through 1.11 of the Existing Credit Agreement also apply to this Amendment, mutatis mutandis, as if fully set forth herein. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement or any other Loan Document shall, after this Amendment becomes effective, refer to the Amended Credit Agreement.

2.Amendments to Existing Credit Agreement.

(a)Pursuant to Section 10.01 of the Existing Credit Agreement and subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Existing Credit Agreement is hereby amended as follows:

(i)Clause (b) of Section 6.01 of the Existing Credit Agreement shall be replaced in its entirety with the following:

“(b) as soon as available, but in any event within forty-five (45) days (or, solely in the case of the fiscal quarter ended June 30, 2021, seventy-five (75) days) after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower (subject for any fiscal quarter to a five (5) Business Day extension in the reasonable discretion of the Administrative Agent), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of operations, changes in shareholder’s equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case,

Exhibit 10.10
commencing with the fiscal quarter ended June 30, 2021, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year; and”

3.Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and such Lenders as of the Amendment No. 1 Effective Date (as defined below) that, immediately before and after giving effect to this Amendment:

(a)each Loan Party has all requisite power and authority to execute, deliver and perform its obligations under this Amendment and perform its obligations under the Amended Credit Agreement;

(b)the execution, delivery and performance by each Loan Party of this Amendment, and the consummation of the transactions described herein, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not
(i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than any Lien to secure the Secured Obligations pursuant to the Collateral Documents), or require any payment to be made under (x) any Contractual Obligation to which such Loan Party is a party or affecting such Loan Party or the properties of such Loan Party or any of its Subsidiaries, or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any Law; except with respect to any breach or contravention or payment referred to in Section 3(b)(ii) or (iii), to the extent that such conflict, breach, contravention or payment would not reasonably be expected to have a Material Adverse Effect;

(c)no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or the Amended Credit Agreement or for the consummation of the transactions described herein, except for the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect;

(d)this Amendment has been duly executed and delivered by each Loan Party, and each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity; and

(e)no Default or Event of Default has occurred and is continuing on the Amendment No. 1 Effective Date.

4.Conditions to Effectiveness of this Amendment.

The effectiveness of this Amendment is subject to (i) the due execution and delivery of this Amendment by the Borrowers, Holdings, the other Loan Parties, the Required Lenders and the Administrative Agent and (ii) the following additional conditions (the date of satisfaction or waiver of all such conditions, the “Amendment No. 1 Effective Date”):

(a)each of the representations and warranties made by any Loan Party set forth in Section 3 of this Amendment shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date; and

Exhibit 10.10

(b)the Administrative Agent shall have received counterpart signature pages of this Amendment, executed and delivered by each of the Borrowers, Holdings, the other Loan Parties, each Lender party hereto and the Administrative Agent.

5.Effect on the Amended Credit Agreement.

(a)Except as provided hereunder, the execution, delivery and performance of this Amendment shall not constitute a waiver or novation of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Existing Credit Agreement.

(b)This Amendment shall be deemed to be a “Loan Document” as defined in the Amended Credit Agreement.

(c)Except as specifically amended by this Amendment, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

6.Amendment, Modification and Waiver. This Amendment may not be amended, restated, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

7.Consent and Reaffirmation. Each Loan Party hereby (i) acknowledges and agrees that all of its pledges, grants of security interests and Liens and other obligations under the Guaranty, the Security Agreement and the other Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (x) each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties and (y) the guaranties made by it pursuant to the Guaranty and
(iii) acknowledges and agrees that the grants of security interests and Liens by, and the guaranties of, the Guarantors contained in the Guaranty, the Security Agreement and the other Loan Documents are and shall remain in full force and effect on and after the Amendment No. 1 Effective Date.

8.Entire Agreement. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

9.Governing Law; Jurisdiction; Etc.

(a)THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)THE PROVISIONS OF SECTIONS 10.15(B), (C) AND (D) OF THE AMENDED CREDIT AGREEMENT ARE INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS, AND MADE A PART HEREOF.

10.WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF

Exhibit 10.10
THIS SECTION 10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment.

Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

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